Exhibit (a)(1)(iii)

Tax ID certification on file:	<Certified Y/N>
TOTAL AMERICAN DEPOSITARY
SHARES (ADSs)	12345678901234

Letter of Transmittal to Tender American Depositary Shares (ADSs)

BNY Mellon has been advised of a U.S. Offer to purchase your ADSs for cash. CNAC Saturn (NL) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam and registered with the trade register of the Chamber of Commerce under number 65434552 (“Purchaser”) and an indirect wholly-owned subsidiary of China National Chemical Corporation, a state-owned enterprise organized under the laws of the People’s Republic of China (“ChemChina”), is offering to purchase (the “U.S. Offer”) up to 100% of the publicly held Common Shares of Syngenta AG (“Syngenta”) held by U.S. holders and up to 100% of the ADSs (CUSIP 87160A100) representing Common Shares.

The purchase price being offered for Syngenta ADSs is U.S. $93.00 per ADS without interest, payable in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable (including a fee of U.S. $0.05 per ADS for the cancellation of tendered ADSs) and subject to any dilutive effects that may be applicable (see “The U.S. Offer—Terms of the U.S. Offer—Consideration and Payment” of the U.S. Offer to Purchase (as defined below)), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase dated March 23, 2016 (the “U.S. Offer to Purchase”) and in this ADS Letter of Transmittal. Please refer to the U.S. Offer to Purchase and, if you choose to accept the U.S. Offer, surrender your ADSs as required in the U.S. Offer to Purchase and this ADS Letter of Transmittal.

The total number of ADSs held in your account are indicated below under the columns entitled “ADSs Held by Us” and “Total ADSs”. In order to participate in the U.S. Offer you must indicate below if you wish to tender all or some of your ADSs.

Your Syngenta AG American Depositary Receipt (ADR) certificates:

ADR Certificate Numbers	ADSs	ADR Certificate Numbers	ADSs

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

You hold more than 4 certificates, not all ADR can be listed on this form.

Other Certificated ADSs	Total Certificated ADSs	ADSs Held by Us	Total ADSs
12345678901234	12345678901234	12345678901234	12345678901234

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the ADR certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page.

X
	Signature of ADS holder	Date	Daytime Telephone #

X
	Signature of ADS holder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY
See Instruction numbers 2 and 3 on the reverse side of this form.
☐ Tender All	or	☐ Partial Tender

Please complete the back if you would like to transfer ownership or request special mailing.

☐	CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN, OR DESTROYED. SEE INSTRUCTION 6.

Instructions for Completing this Letter of Transmittal and tendering your ADSs

Delivery of Letter of Transmittal: This Letter of Transmittal must be mailed or delivered by overnight courier to BNY Mellon. The method of delivery to BNY Mellon at one of the addresses listed below is at the option and risk of the surrendering ADS holder. Overnight courier is recommended. Delivery will be deemed effective only when received by BNY Mellon. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by BNY Mellon (the “Tender Agent”) to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the Tender Agent as lawful agent and attorney in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledges that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.

Form W-9: Under U.S. Federal Income Tax law, a holder is required to provide BNY Mellon with such holder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are not a U.S. person seeking to qualify as an exempt recipient not subject to backup withholdings, you must complete and submit the enclosed Form W-8BEN or other appropriate Form W-8 (which may be obtained form the website of the U.S. Internal Revenue Service at http://www.irs.com) to BNY Mellon.

	Special Transfer Instructions Please see Instruction number 4 below.	Special Mailing Instructions Please see Instruction number 5 below.

If you want your ADR certificates and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion	Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

(Title of Officer Signing this Guarantee)

Name (Please Print First, Middle & Last Name)	(Name of Guarantor - Please Print)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)

(City, State & Zip Code)		(City, State & Zip Code)

(Tax Identification or Social Security Number)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your original ADR certificates in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2	If you are tendering all your ADSs for cash, please check this box only.

3	If you are tendering some of your ADSs for cash, please check the box, indicate the number of ADSs you wish to tender and receive in cash.

4	If you want your ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be guaranteed by a Medallion Guarantee (see “The U.S. Offer–Procedure for Tendering into the U.S. Offer” of the U.S. Offer to Purchase).

5	Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6	Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call the Depositary at 1-866-300-4353. The ADS holder will then be instructed by the Depositary as to the steps that must be taken to replace the ADR certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Return this completed and signed Letter of Transmittal to BNY Mellon at one of the addresses below.

Overnight courier is recommended.

By Mail:	By Overnight Delivery:	For Assistance Please Contact Georgeson LLC:

The Bank of New York Mellon	The Bank of New York Mellon	US Toll Free Number for ADS Holders:
Voluntary Corporate Actions Suite V	Voluntary Corporate Actions Suite V	1-866-431-2096
P.O. Box 43031	250 Royall Street	Email: Syngentaoffer@georgeson.com
Providence, RI 02940-3031	Canton, MA 02021